                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                               September 19, 1999

                       THE GUARANTEE LIFE COMPANIES INC.
            -------------------------------------------------------
             (Exact name of registrant as specified in its charter)

    Delaware                     0-26788                    47-0785066
 --------------               ---------------             ----------------
(State of Incorporation)  (Commission File Number)  (IRS Employer Identification
                                                     Number)

         8801 Indian Hills Drive,
            Omaha, Nebraska                                    68114
       ---------------------------                            -------
(Address of principal executive offices)                    (Zip Code)

                                 (402) 361-7300
             ------------------------------------------------------
              (Registrant's telephone number, including area code)

                                 Not applicable
                          ------------------------------------------
         (Former name or former address, if changed since last report)

     Item 5.  Other Events.

          (a) The registrant issued the following press release on September 20, 1999:

[JEFFERSON-PILOT                                        [THE GUARANTEE LIFE
CORPORATION LOGO]                                       COMPANIES INC. LOGO]
                                 press release

JEFFERSON-PILOT CORPORATION AND THE GUARANTEE LIFE COMPANIES INC. SIGN ACQUISITION AGREEMENT


FOR IMMEDIATE RELEASE  -  SEPTEMBER 20, 1999
Contact: John T. Still III (JPC Investor Relations) 336-691-3382 Michael J. Burney (JPC Media Relations) 336-691-3313
           William L. Bauhard - Diane T. Kohout (Guarantee Life
IR/Communications) 402-361-2848

Jefferson-Pilot Corporation (JP-NYSE) and The Guarantee Life Companies Inc. (Nasdaq: GUAR) announced today that they have signed a definitive agreement for Jefferson-Pilot Corporation to acquire The Guarantee Life Companies Inc. The agreement provides for a purchase price of $32.00 per share of Guarantee Life common stock. The acquisition price will be payable 50 percent in common stock of Jefferson-Pilot and 50 percent in cash, with a provision that the purchase price will convert to all cash if Jefferson-Pilot stock trades shortly before closing at an average price above $75.00 per share or, at Jefferson-Pilot's option, if the average price is below $65.00 per share.

Closing is targeted for completion by mid-December 1999.

Guarantee Life derives most of its earnings from a portfolio of individual life insurance and annuity products marketed to middle-income individuals and small business owners. Premiums and reserves of $125 million and $1.2 billion, respectively, represent an increase of approximately 9 percent in Jefferson-Pilot's Individual operations on a proforma basis. Guarantee Life also provides employee benefit products, primarily group life insurance and group disability insurance, marketed to small- and medium-sized employee groups. Group life and disability premiums of $148 million represent an increase of approximately 150 percent in Jefferson-Pilot's book of business.

Jefferson-Pilot's group life and disability insurance operations will be strengthened further by Guarantee Life's systems, underwriting, and claims management capabilities. The acquisition also will provide an enhanced platform for worksite marketing of life insurance products.

The transaction is expected to be accretive to Jefferson-Pilot's earnings per share.

Closing of the transaction is subject to several conditions, including the approval of the shareholders of Guarantee Life, receipt of all appropriate regulatory approvals, and the effectiveness of a registration statement to be filed with the Securities and Exchange Commission covering the Jefferson-Pilot shares that may be issued in the transaction. Shareholders of Guarantee Life will be provided a proxy statement describing the terms of the transaction prior to being asked to vote on the transaction at a special meeting of the shareholders, which is expected to take place in December 1999.

Jefferson-Pilot Corporation Chairman and Chief Executive Officer David A. Stonecipher described the agreement to acquire Guarantee Life Companies: "The combination of Guarantee Life's businesses with Jefferson-Pilot's represents an attractive opportunity for us, both financially and strategically. Our individual life insurance businesses fit together extremely well, and we believe that the merger of the two companies' group insurance operations will enable us to take Jefferson-Pilot's group life and disability businesses to a higher level of growth and profitability. We are also pleased that Robert D. Bates, CEO of Guarantee Life, has elected to continue to lead all Group Insurance operations for Jefferson-Pilot from Omaha."

Robert D. Bates, Chairman and Chief Executive Officer of Guarantee Life, commented, "We are optimistic about the opportunity to affiliate with a company having the financial strength and quality reputation of Jefferson-Pilot. Also, we are pleased with the shareholder value that has been created since our demutualization in 1995. We look forward to becoming a part of the Jefferson-Pilot team."

                                      ###

Jefferson-Pilot Corporation is a holding company whose stock is traded on the New York Stock Exchange. Its life insurance and annuity companies, principally Jefferson-Pilot Life, Jefferson Pilot Financial Insurance Company and Alexander Hamilton Life, together offer full lines of individual and group life insurance and annuity products. Their products are marketed through a national network of both career and independent agents. An additional subsidiary, Jefferson-Pilot Communications Company, owns and operates three network television stations, 17 radio stations, and produces and syndicates sports programming.

http://www.jpfinancial.com
--------------------------

Jefferson-Pilot Corporation

Guarantee Life Acquisition Fact Sheet

I.      Transaction

* $32.00 per Guarantee Life common share, payable 50 percent in common stock of Jefferson-Pilot and 50 percent in cash. The purchase price will convert to all cash if Jefferson-Pilot stock is trading at an average price shortly before closing above $75.00 or, at Jefferson-Pilot's option, if the average price is below $65.00.

* Jefferson-Pilot plans to effect, over time, open-market purchases of its common stock to the extent shares are delivered to Guarantee Life shareholders.

* Aggregate consideration is $411 million. That amount includes the purchase of 9.25 million shares of Guarantee Life stock at $32.00 per share, and the assumption of debt, currently $115 million.

*       Pricing multiples:

*       1.4x Guarantee Life's GAAP book value as of June 30, 1999.

* Adjusted P/E of approximately 9-10x Guarantee Life's current operating earnings plus expected expense synergies.

* Represents a financial purchase strategy to augment profits in Jefferson-Pilot's core individual life insurance business, and a strategic enhancement of Jefferson-Pilot's group life and disability insurance operations.

II.     Financing

* Cash needed to effect the transaction and stock repurchases will be derived from approximately equal amounts of borrowings and proceeds of securities sales.

* Expected after-tax cost of financing is less than 5%, including projected debt expense and loss of income on securities sold.
III.    Strategic Business Rationale

* Deploys over $400 million of excess capital at substantially improved returns.

* Integration of the companies' individual life insurance businesses provides opportunities to employ Jefferson-Pilot's proven expense management capability to achieve significant economies of operation.

* Guarantee Life's group operations provide opportunities to strengthen Jefferson-Pilot's group life insurance and group disability insurance businesses through Guarantee Life's national sales force and strong systems capabilities. Additionally, the acquisition provides Jefferson-Pilot with an effective platform for worksite marketing of life insurance products.

IV.     Financial Impact

* Jefferson-Pilot expects annual accretion to reach a minimum range of $0.15-$0.20 per share as synergies are achieved over the next three years.

* Annual corporate-wide expense savings expected to reach $30 million pretax when fully developed over the next three years.

*       Jefferson-Pilot's financial flexibility will remain substantial:

* Leverage and RBC ratios will remain consistent with Jefferson-Pilot's current top level ratings.

* Company will retain significant future acquisition financing capability.

The private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward looking statements. Certain information contained herein or in any other written or oral statements made by or on behalf of JP are or may be viewed as forward looking. Although the Company has used appropriate care in developing any such forward looking information, forward looking information involves risks and uncertainties that could significantly impact actual results. These risks and uncertainties include, but are not limited to, the matters discussed in "Year 2000 Issue", "Market Risk Exposures", "External Trends and Forward Looking Information" and other risks detailed from time to time in the Company's SEC filings; to the risks that JP might fail to successfully complete strategies for cost reductions and for growth in sales of products through all distribution channels, in general or related to acquisitions; to business interruption risks if the Company or a critical business partner does not timely complete its Year 2000 compliance project; and more generally to: general economic conditions; competitive factors, including pricing pressures, technological developments, new product offerings and the emergence of new competitors; interest rate trends and fluctuations and changes in stock markets; and changes in federal and state laws and regulations, including, without limitation, changes in financial services industry or tax laws and regulations. The Company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future developments or otherwise.

(b) In connection with the approval of the Agreement and Plan of Merger (described in paragraph (a) above), The Guarantee Life Companies Inc. Board of Directors amended the Rights Agreement, dated November 18, 1996, between The Guarantee Life Companies Inc. and ChaseMellon Shareholder Services, L.L.C. A copy of the amendments to the Rights Agreement is attached hereto as Exhibit 4.

     Item 7.   Exhibits.

     The following exhibits are filed as part of this Current Report on Form
8-K:

Exhibit Number    Exhibit
--------------    --------------------------------------------------------------
      4           Amendment No. 1, dated as of September 19, 1999, to the Rights
                  Agreement, dated November 18, 1996, between The Guarantee Life
                  Companies Inc. and ChaseMellon Shareholder Services, L.L.C.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 THE GUARANTEE LIFE COMPANIES INC.

                                 By  /s/ Richard A. Spellman
                                    ------------------------
                                    Richard A. Spellman, Senior Vice President,
                                    General Counsel and Secretary

                                 September 20, 1999



                                       4